Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Atmus Filtration Technologies Inc. of our report dated February 21, 2023 relating to the financial statements of Atmus, a business of Cummins Inc., which appears in the Registration Statement on Form S-1 (No. 333-269894) of Atmus Filtration Technologies Inc.

/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana
June 1, 2023

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